Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725, Amendment No. 37 under the Investment Company Act of 1940 and Securities Act File No. 333-228334, Pre-Effective Amendment No. 1 under the Securities Act of 1933 on Form N-2 (the “Registration Statement”), of our report dated August 29, 2018 relating to the June 30, 2018 financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement filed on February 12, 2019.

We also consent to the reference to us under the caption “Financial Highlights,” “Senior Securities” and “Independent Registered Accounting Firm” in the Prospectus of such Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
February 12, 2019